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Exhibit 99.4

BENEFICIAL OWNER ELECTION FORM

        I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share, of Foamex International Inc. (the "Company").

        I (we) hereby instruct you as follows:

        (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

        ☐    Please exercise my (our) rights for shares of common stock as set forth below:

        A.    Number of Shares Being Purchased:

        B.    Total Exercise Price Payment Required:

	x	$2.25	=	$
(No. of Shares)		(Exercise Price)		(Payment)

        I am (we are) making the total purchase price payment required in the following manner:

        ☐  Payment in the following amount is enclosed: $                              ; or

        ☐  Please deduct payment of $            from the following account maintained by you as follows:

        (The total of the above two boxes must equal the total purchase price specified as set forth above "(Payment)".)

Type of Account	Account No.

        I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

  •
  irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

  •
  agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

  •
  understand that my (our) exercise of rights may not be withdrawn after 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering.

☐    Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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BENEFICIAL OWNER ELECTION FORM